EXHIBIT 10.33

SECOND AMENDMENT TO LICENSE AGREEMENT
The University of Chicago, Dana Farber Cancer Institute and GenVec Corporation

This Amendment to the License Agreement is entered into as of January 20, 2005, by and between The University of Chicago ("University"), Dana Farber Cancer Institute ("DFCI") and GenVec Corporation, a Delaware corporation ("GenVec") (University, DFCI and GenVec may be referred to individually as a "Party" and collectively as the "Parties");

WHEREAS, the Parties previously entered into that certain License Agreement effective on August 20, 1997 ("AGREEMENT") that includes various technologies discovered by Dr. Ralph Weichselbaum and colleagues while at University and Dr. Donald Kufe at DFCI, and

WHEREAS, the Parties previously entered into a First Amendment of the AGREEMENT effective December 31, 2001, and

WHEREAS, the Parties desire to further amend the AGREEMENT;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Parties hereby agree to amend the indicated sections of the AGREEMENT as follows:

1.
Paragraph 4.A(1) shall be amended to read: "University shall be responsible for the filing, preparation, registration, prosecution and maintenance of the Licensed Patents; provided, however, University and Licensee shall mutually agree to the selection of patent counsel for such filing, prosecution and maintenance of all patent applications and patents within the Licensed Patents."

2.	Paragraph 11.E shall be amended to read:

If to University:	UCTech
Office of Technology and Intellectual Property
The University of Chicago
5555 South Woodlawn Avenue
Suite 300
Chicago, Illinois 60637
Facsimile Number: 773-702-0741

Attention: Director of Technology Transfer

If to Licensee:	GenVec, Inc.
65 West Watkins Mill Road
Gaithersburg, MD 20878
Facsimile Number: 240-632-0735

Attention: President

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

With a copy to: Vice President, Corporate Development

3.	Schedule A shall be amended to include:

Title:	Transcriptional Targeting of an Adenoviral Delivered Tumor Necrosis Factor Alpha by Temozolamide in Experimental Glioblastoma
Inventors:	Weichselbaum and Kufe
Application Number:	60/604,251
File Date:	8-25-04
University Reference:	1250
DFCI Reference:	1021

4.	Schedule A shall be amended to delete: "*"

5.	Schedule A, 24. shall be replaced with: " *"

Except as specifically amended by this Amendment to AGREEMENT, all other terms and conditions of the AGREEMENT shall remain in full force and effect without modification. If there is any inconsistency or conflict between any provision in this Amendment to AGREEMENT and any provision in the AGREEMENT, the provision in this Amendment to AGREEMENT shall control.

This Amendment to AGREEMENT may be signed in counterparts, each of which shall be deemed an original, all of which taken together shall be deemed one instrument.

IN WITNESS WHEREOF, the Parties have duly executed this Amendment to AGREEMENT as of the date first written above.

University		GenVec, inc.

By:		By:

Title:	Director, UCTech	Title:	SVP

Date:	4/26/05	Date:	4/20/05

DFCI

By:
Anthony A. delCampo, M.B.A.
Title:	Vice President
Research and Technology Ventures
Dana Farber Cancer Institute

Date:	5/5/05

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission